As filed with the Securities and Exchange Commission on May 9, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-1677033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

222 South Mill Avenue, 8th Floor

Tempe, Arizona 85281

(602) 850-5000

(Address, including zip code and telephone number, of principal executive offices)

2007 EQUITY INCENTIVE PLAN

(Full title of the plan)

Jeffrey W. Lunsford

President, Chief Executive Officer

and Chairman of the Board

Limelight Networks, Inc.

222 South Mill Avenue, 8th Floor

Tempe, Arizona 85281

(602) 850-5000

(Name, address and telephone number of agent for service)

Copies to:

Mark L. Reinstra, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued under the 2007 Equity Incentive Plan	4,173,959	$2.54	$10,601,855.86	$1,214.98

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2007 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the Registrant’s receipt of consideration.
(2)	Represents an additional 4,173,959 shares of Common Stock available for issuance under the Registrant’s 2007 Equity Incentive Plan, as a result of provisions in the Registrant’s 2007 Equity Incentive Plan that allow for the automatic annual increase of Common Stock available for issuance under such plan.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on May 7, 2012.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2007 Equity Incentive Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on September 9, 2011 (File No. 333-176760), March 12, 2010 (File No. 333-165436), May 11, 2009 (File No. 333-159132) and December 4, 2007 (File No. 333-147830) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

a.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on March 2, 2012;

b.	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above (other than the portions of these reports not deemed to be filed); and

c.	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33508) filed with the Commission on May 30, 2007, pursuant to Section 12(b) of the Exchange Act and as declared effective on June 7, 2007, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1*	Specimen Common Stock certificate of the Registrant

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.3*	2007 Equity Incentive Plan and form of agreement thereunder

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (see page II-3)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141516), as declared effective on June 7, 2007.

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 9th day of May, 2012.

LIMELIGHT NETWORKS, INC.

By:	/s/ JEFFREY W. LUNSFORD
Jeffrey W. Lunsford
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey W. Lunsford and Douglas S. Lindroth, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY W. LUNSFORD Jeffrey W. Lunsford	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 9, 2012

/s/ DOUGLAS S. LINDROTH Douglas S. Lindroth	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2012

/s/ WALTER D. AMARAL Walter D. Amaral	Director	May 9, 2012

Thomas Falk	Director

/s/ JEFFREY T. FISHER Jeffrey T. Fisher	Director	May 9, 2012

Joseph H. Gleberman	Director

Fredric W. Harman	Director

/s/ PETER J. PERRONE Peter J. Perrone	Director	May 9, 2012

/s/ DAVID C. PETERSCHMIDT David C. Peterschmidt	Director	May 9, 2012

/s/ NATHAN F. RACIBORSKI Nathan F. Raciborski	Co-Founder, Chief Technical Officer and Director	May 9, 2012

John J. Vincent	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Specimen Common Stock certificate of the Registrant

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.3*	2007 Equity Incentive Plan and form of agreement thereunder

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (see page II-3)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141516), as declared effective on June 7, 2007.